                                                                   EXHIBIT 10.12

                          Erwin Graves & Associates LP
                         2100 McKinney Avenue, Suite 900
                                Dallas, TX 75205

October 1, 2001

Detwiler, Mitchell & Co.
225 Franklin Street
Boston, MA 02110

Attn:  James K. Mitchell
       Chief Executive Officer

Dear Jim:

         Erwin Graves & Associates LP ("EG") is pleased to provide advisory services to Detwiler, Mitchell & Co. and its subsidiaries including Fechtor, Detwiler & Co., Inc. (collectively, the "Company") on matters relating to the development and implementation of a strategic plan for the Company and on personnel issues, including compensation structure and plans, and to provide management and such other services to the Company as we may agree. This letter agreement is to confirm our understanding with respect to our engagement.

Scope of Engagement
-------------------

         The Company agrees to furnish or cause to be furnished to EG all information and data that EG deems appropriate to its engagement hereunder (the "Information") and will give EG access to the Company's officers, directors, and employees, as well as access to the Company's independent accountants and legal counsel. The Company hereby represents that the Information so furnished to EG will be correct and complete in all material respects and not misleading. The Company will notify EG promptly of any change that may be material in an written Information previously furnished, supplied, discussed with or otherwise made available to EG or made publicly available by the Company and, to the best knowledge of the Company, of any change that may be material in any Information or other information furnished, supplied, discussed with or otherwise made available to EG.

         All Information, unless publicly available or obtained by EG from a third party without restriction or breach of a confidentiality agreement, will be held by EG in confidence and will not be disclosed to anyone without the prior consent of the Company or used for any purpose other than those referred to in this letter agreement. Notwithstanding the foregoing, EG may disclose Information that it is required to disclose by court order or by applicable law.

Detwiler, Mitchell & Co.
October 1, 2001
Page 2 of 4


Fees
----

         As compensation for EG's services, the Company agrees to (i) pay to EG a fee of $100,000 in two installments of $50,000 each due and payable on December 5, 2001 and March 31, 2002, respectively, of which the December 2001 payment may be in the form of 50,000 shares of the Company's Common Stock, and
(ii) issue to EG a three-year option to purchase 250,000 shares of the Company's common stock at the price of $1.00 per share, subject to approval by the Company's stockholders at no later than the 2002 Annual Meeting of Stockholders. The option shall be fully vested one year from the date of this agreement. Within one year from the date of this agreement, the Company will enter into a registration rights agreement with EG covering all such shares, which shall provide, at the Company's expense, for two demand registrations, unlimited piggyback registration rights and a shelf registration.

         EG shall be entitled to reimbursement by the Company for its out-of-pocket expenses in connection with its engagement by the Company.

Indemnity
---------

         The Company agrees to indemnify and hold harmless EG and its affiliates and their respective members, partners, directors, officers, employees, independent contractors, agents and controlling persons (EG and each such person being an "Indemnified Party") from and against any and all losses, claims, damages, judgments, assessments, costs (including attorneys' fees) and other liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of any transaction contemplated by this letter or the engagement of EG pursuant to, and the performance by EG of the services contemplated by, this letter and will reimburse any Indemnified Party for all fees and expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action, or proceeding is initiated or brought by or on behalf of the Company. The Company will not be liable under the foregoing indemnification and reimbursement provisions to the extent that any loss, claim, damage, judgment, assessment, cost or any other liability, or related expense, is found in a final judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Person's bad faith or gross negligence. The Company also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of EG pursuant to, or the performance by EG of the services contemplated by, this letter except to the extent that any loss, claim, damage, judgment, assessment, cost or any other liability, or related expenses, is found in a final judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Person's bad faith or gross negligence.

Detwiler, Mitchell & Co.
October 1, 2001
Page 3 of 4


         The Company and EG shall promptly notify each other in writing of any claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this letter; provided, however, that no delay in notifying the other party shall relieve the party receiving such notice from any obligation hereunder unless (and then only to the extent that) the party receiving such notice thereby is materially prejudiced. The Company agrees that, without EG's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought under the indemnification provisions of this letter, whether or not EG or any other Indemnified Party is an actual or threatened party to such claim, action, or proceeding, unless such settlement, compromise, or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, or proceeding.

         The obligations of the Company under the preceding paragraphs shall be in addition to any liability that the Company may otherwise have, and shall be binding upon and inure to the benefit of the successors, assigns, heirs, and personal representatives of any Indemnified Party.

         In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate of the Company in a transaction contemplated by this letter in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse EG for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel.

Termination of Engagement
-------------------------

         The agreement shall remain in force for a period of six (6) months expiring March 31, 2002. The termination of this agreement will not affect the matters set out under the captions "Fees," "Indemnity," and "Miscellaneous."

Miscellaneous
-------------

         This letter shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in that jurisdiction, and will be binding upon and inure to the benefit of the successors and assigns of the Company and EG. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

         This agreement may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of both parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors, assigns and personal representatives of the Company and EG. In performing its obligations under this agreement, EG may retain independent contractors to perform any of its services to be performed by EG pursuant to the terms of this Agreement.

Detwiler, Mitchell & Co.
October 1, 2001
Page 4 of 4


         We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.

                                            Very truly your,

                                            ERWIN GRAVES & ASSOCIATES LP

                                            By:       /s/ James H. Graves
                                               -----------------------------
                                                James H. Graves

CONFIRMED:

DETWILER, MITCHELL & CO.

              /s/ James K. Mitchell
------------------------------------------------
By:     James K. Mitchell
Title:  Chief Executive Officer